UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 18, 2020

Date of Report (Date of earliest event reported)

SHAKE SHACK INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36823	47-1941186
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

225 Varick Street, Suite 301 New York, New York	10014
(Address of principal executive offices)	(Zip Code)

(646) 747-7200

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of Each class	Trading symbol(s)	Name of Exchange on which registered
Class A Common Stock, par value $0.001	SHAK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2020, the Board of Directors (the “Board”) of Shake Shack Inc. (the “Company”), upon the recommendation of its Nominating and Corporate Governance Committee, increased the size of the Board of the Company from nine to ten members and appointed Tristan Walker to fill the vacancy so created, both effective June 18, 2020 (the “Effective Date”). Mr. Walker was appointed to serve as a Class II director who will stand for election at the 2023 Annual Meeting of Stockholders. The Board has determined that Mr. Walker is independent under the listing standards of the New York Stock Exchange and the Company’s corporate governance guidelines. Mr. Walker also will serve on the Nominating and Corporate Governance Committee of the Board.

Mr. Walker is the Founder and Chief Executive Officer of Walker & Company Brands, which Mr. Walker founded in 2013 and which merged with Procter & Gamble in December 2018. Prior to founding Walker & Company Brands, Mr. Walker was an Entrepreneur-in-Residence at Andreessen Horowitz from 2012 to 2013. From 2009 to 2012, Mr. Walker served as the Director of Business Development for foursquare, where he oversaw strategic partnerships and monetization. In this role, Mr. Walker managed integrations with large brands and media companies including American Express, The New York Times, CNN, MTV, Starwood Hotels & Resorts, and Starbucks. In 2019, Mr. Walker was named one of Fortune Magazine’s 50 “World’s Greatest Leaders.” Mr. Walker has also been named a USA Today Person of the Year, TIME 100 Next, Ebony Magazine's 100 Most Powerful People, Vanity Fair's "Next Establishment," Fortune Magazine's “40 Under 40,” AdAge “Creative 50,” and Black Enterprise's “40 Next.” Mr. Walker is a member of the board of directors of Footlocker, Inc. and the Founder of CODE2040, a program that matches high performing Black and Latinx undergraduate and graduate coders and software engineering students with Silicon Valley start-ups for summer internships. Mr. Walker holds a bachelor's degree in economics from Stony Brook University, where he graduated as valedictorian, and a MBA from the Stanford University Graduate School of Business.

As of the Effective Date, Mr. Walker is eligible to receive compensation for his service on the Board consistent with that provided to all non-employee directors, pursuant to the Company’s Non-Employee Director Compensation Policy. A copy of the Company’s Non-Employee Director Compensation Policy is available on the Company’s website at investor.shakeshack.com/investors-overview/governance. The contents of the Company’s website are not incorporated by reference into this current report on Form 8-K.

There is no arrangement or understanding between Mr. Walker and any other persons or entities pursuant to which Mr. Walker was appointed as a director. There have been no transactions, nor are there any currently proposed transactions, in which the Company was or is to be a participant and which Mr. Walker, or any member of his immediate family, had, or will have, a direct or indirect material interest.

A copy of the letter agreement between Mr. Walker and the Company with respect to his service as director is filed as Exhibit 10.1 to this current report on Form 8-K. In addition, Mr. Walker has executed the Company’s form of indemnification agreement, a copy of which has been filed as Exhibit 10.21 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 20, 2015.

A copy of the press release containing the announcement of Mr. Walker’s appointment to the Board is attached as Exhibit 99.1 to this current report on Form 8-K and incorporated herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description
1.1	Letter Agreement dated June 18, 2020 between Tristan Walker and Shake Shack Inc.
99.1	Press Release, dated June 18, 2020, announcing appointment of Tristan Walker to the Board of Directors of Shake Shack Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shake Shack Inc.
(Registrant)

	By:	/s/ Ronald Palmese, Jr.
Ronald Palmese, Jr.
Date: June 18, 2020		SVP and General Counsel